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                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated December 4, 1995 on the Financial Statements of United Waste Service, Inc. and to all references to our Firm included in or made a part of this registration statement.



                                          Jones and Kolb



Atlanta, Georgia



February 2, 1996